Exhibit 99.1

DPW Holdings’ Subsidiary Coolisys Technologies Signs Definitive Agreement to Acquire Enertec

Company Set to Purchase Israeli-Based Technology Provider of Missile Launching Systems and Command & Control Centers

FREMONT, Calif., January 2, 2017 (GLOBE NEWSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, announced today the entry into an agreement that, upon consummation, will result in the acquisition by its wholly-owned subsidiary, CooliSys Technologies Inc. (“Coolisys”) of Enertec Systems 2001 Ltd., a private Israeli company (“Enertec”). Coolisys is a technology-centric company dedicated to servicing the defense and aerospace sectors as well as industrial and medical sector businesses worldwide. Enertec is 22 years old and is Israel’s largest private manufacturer of specialized electronic systems for the military market, generating over $8 million of annual revenue. Enertec is renowned for providing multi-purpose turnkey systems for military applications internationally and as a strategic partner in joint executions of large and complex long-term projects. Enertec provides reliable sophisticated systematic solutions to various defense industry applications including missiles, UAVs, tanks, combat aircraft, missile boats and submarines, mobile trailers and satellites. The acquisition of Enertec expands Coolisys’ advanced technology development and manufacturing footprint and capabilities with the addition of over 70 professional and skilled employees, most of whom are engineers with proven military experience. Enertec is currently a subsidiary of Micronet Enertec Technologies, Inc. (Nasdaq: MICT) (“MICT”).

Commenting on the transaction, Coolisys President and CEO Amos Kohn stated, “The purchase of Enertec marks a major step in continuing to execute our acquisition growth strategy into 2018 and beyond. We are very pleased, through the anticipated acquisition, with the expansion of our customer base, innovative technology, manufacturing capacity and capabilities and knowledge base that Enertec represents and the synergistic opportunities that Coolisys will derive. Enertec’s product line is extensive and ranges from airborne power supply units, automatic testing systems, and simulators to command and control centers inclusive of all internal electronic systems, detection and protection systems for sensitive security installations and missile launching systems. Their electronic solutions meet the rugged demands of aerospace, land and naval combat applications. This acquisition is strategic in growing Coolisys as a leading provider to the Defense, Aerospace and Electronics markets internationally.” Mr. Kohn added. “The addition of Enertec will allow Coolisys to benefit from the U.S. Department of Defense’s Foreign Military Sales (FMS) and Military Financing (FMF) programs to expand its current defense business in Israel as well as with others in the global defense market such as India, NATO and other nations and agencies.” The transaction is subject to customary closing conditions.

Coolisys believes the acquisition of Enertec is very timely given that the United States and Israel signed on September 14, 2016 a new aid deal that gives the Israeli military $38 billion over the course of 10 years. It’s the largest such agreement the U.S. has ever had with any country. The new aid package calls for $3.8 billion in funding per year, an increase from $3.1 billion per year under the current 10-year deal that expires in 2018. Under the agreement, Israel’s ability to spend part of the funds on Israeli military products will be phased out and instead the funds shall be used for purchases from certified U.S. manufacturers of defense equipment and weaponry. Similarly, Coolisys and Enertec have a common Israeli customer that is a world leader in the defense sector delivering systems for air, space, land, sea, cyber and homeland security. The timeliness of this transaction, Coolisys believes, will enable the two entities to leverage their relationship with their customer base. This common customer has been awarded contracts totaling almost $2 billion to deliver an advanced MRSAM air and missile defense system to the Indian Army.

Coolisys shall pay MICT $5,250,000 cash, as adjusted if Enertec’s closing debt is greater or lesser than $4,000,000 and for certain other matters. Under certain circumstances, Coolisys may be required to pay a $300,000 break-up fee if the acquisition is not consummated. The transaction is scheduled to close the later of 60 days or 15 days after delivery of Enertec's audited financials.

ABOUT DPW HOLDINGS, INC.

Headquartered in Fremont, CA, DPW Holdings, Inc. is a diversified holding company that, through its wholly owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys through its portfolio companies develops and manufactures cutting-edge resonant switching power topologies, specialized complex high-frequency radio frequency (RF) and microwave detector-log video amplifiers, very high-frequency filters and naval power conversion and distribution equipment. Coolisys services the defense, aerospace, medical and industrial sectors and has four subsidiaries including Digital Power North America (f/k/a Digital Power Corporation), www.DigiPwr.com, a leading manufacturer based in Northern California, 1-877-634-0982; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a manufacturer based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com with its headquarters in Shelton, CT 1- 203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a wholesale distributor based in Sonora, CA 1-800-963-0066.

Digital Power Lending, LLC, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest, www.DigitalPowerLending.com. Excelo, LLC, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services, www.Excelo.com. DPW Holdings, Inc.’s headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982; www.DPWHoldings.com.

For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition.    These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1)  conditions to the closing of the acquisition may not be satisfied; (2) the acquisition may involve unexpected costs, liabilities or delays; (3)  the Company may be adversely affected by other economic, business, and/or competitive factors; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; (5) the possibility that the Company may not be able to successfully integrate Enertec with its current business and execute its projected business plan as expected and (6) other risks to consummation of the acquisition, including the risk that the acquisition will not be consummated within the expected time period or at all.  More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.